EXIBIT 10.H2

                               SUBLEASE AGREEMENT


         THIS SUBLEASE AGREEMENT entered into this 8th day of April, 1996, by and between UNITED GROCERS, INC., an Oregon corporation, hereinafter designated as Sublessor, and Al Mancasola's Grocery Markets, Inc., dba Farmers Sentry Markets, a California corporation, hereinafter designated as Sublessee;

                               W I T N E S S E T H

         WHEREAS, the Sublessor has entered into a Lease dated March 13, 1996, with Voit Shasta Partners, a California Limited Partnership, for a supermarket located at the NEC Shasta Dam & Wonderland Blvd.'s, City of Shasta Lake, CA (more particularly described in Exhibit "A" attached to said lease), commencing on the date set forth in the attached Exhibit "A" Lease, a copy of which is hereby incorporated by reference, as fully as if its terms and conditions were herein set forth.

         WHEREAS, Sublessee desires to sublet said premises for a period not to exceed 20 years, commencing on the date set forth in Article 4 of Exhibit "A," and Sublessor is willing to so sublet in accordance with the terms and conditions hereinafter set forth; now, therefore,


         IT IS HEREBY AGREED AS FOLLOWS:

         (1) Sublessor hereby sublets unto Sublessee those premises described in said Exhibit "A," for the term of 20 years.

             1.1 The Sublessee, so long as he is not in default hereunder and further provided that no event or condition exists that, with the passage of time or giving of notice would constitute default, shall be granted the right to exercise the renewal options contained in Exhibit "A," as set forth in Article 4 of said Exhibit.

         (2) Sublessee covenants and agrees to pay for the whole of said term the rental hereinafter provided, together with all affirmative covenants including, without limitation, those pertaining to minimum rent, Common Area Charges (CAM), taxes, assessments, insurance, and all of the covenants and obligations to be performed by Lessee, as set forth in said Exhibit "A," and to make such payments and provide such performance when due by the terms of the lease and amendments thereto.

         (3) Sublessee shall, upon execution hereof, pay any and all rental or security deposits and all other sums including minimum rent, as required pursuant to the terms and conditions of said Exhibit "A."


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         (4)  Sublessee  shall  pay,  directly  to  Sublessor,  a  Finance  Fee, hereinafter referred to as "additional rent," in the amount hereinafter set forth per month in advance on the first day of each calendar month during the Original Term of the Sublease. The Finance Fee for any fractional calendar month shall be prorated. The Finance Fee payable to Sublessor shall be in addition to the amounts payable by Sublessee per the terms of Exhibit "A."

               Months                                 Monthly Finance Fee

                1 - 30                                         $ 0.00

               31 - 36                                      $1,818.00

               37 - 60                                      $1,591.00

               61 - 84                                      $1,735.00

              85 - 120                                      $1,487.00

             121 - 180                                      $1,606.00

             181 - 240                                      $1,705.00


         (5) Sublessee shall be bound by the same responsibilities, rights, privileges and duties as Sublessor, as enumerated by Exhibit "A" and covenants and agrees to fully indemnify and hold Sublessor harmless from any and all responsibility and/or liability which Sublessor may incur by virtue of said Exhibit "A," and/or Sublessee's occupancy of the premises. Furthermore, Sublessee shall have the right to approve, which approval shall not be unreasonably withheld, and shall be bound by any subsequent amendment, revision, supplement, or addition to the prime lease between Sublessor and the prime Lessor and to keep the Sublessor indemnified against all actions, claims and demands whatsoever with respect to said Exhibit "A" and Sublessees use of the demised premises.

             5.1 ASSIGNMENT AND SUBLETTING. Sublessee acknowledges that provisions for extension options and assignment and subletting in the Lease are applicable to the prime Lessor and Sublessor only. Sublessee will not assign this Sublease or sublet the premises without the prior written consent of Sublessor which may be granted or withheld in its absolute discretion. A direct or indirect transfer of ownership and control of a majority of the voting stock of a corporate Sublessee, by whatever demands, shall be deemed an assignment of this Sublease for the purposes of this paragraph.

                  (A) In the event of an assignment, Sublessee shall thereafter pay to Sublessor in connection with such assignment, fifty percent (50%) of all sums and other consideration paid (or payable) to and for the benefit of Sublessee by the Assignee on account of the assignment as and when such sums and other considerations are paid (or are payable) by the Assignee.

                  (B) In the event the transfer is by virtue of a sublease, fifty percent (50%) of any rent or other consideration received by Sublessee, either initially or over the


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term of the  sublease,  in excess of such rent called for  hereunder,  or in the case of a sublease of a portion of the Leased Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to ensure that all other payments called for hereunder are taken into account, shall be paid by Sublessee to Sublessor, promptly after its receipt by Sublessee.

                  5.2  COVENANTS, REPRESENTATIONS, AND WARRANTIES.

                  (A) MEMBERSHIP IN UNITED GROCERS, INC. Upon execution and during the term hereof, Sublessee agrees to maintain or cause to be maintained the membership of the store in good standing in United Grocers, in accordance with the Bylaws of United Grocers, as long as this Sublease remains in effect.

                  (B) PURCHASES FROM SUBLESSOR. Sublessee agrees that throughout the term of the Sublease and any extensions or renewals thereof, except as hereinafter provided, Sublessee will purchase from Sublessor not less than fifty-eight percent (58%) of its retail sales of all goods and merchandise required by it for resale on the premises to the extent that Sublessor shall now or hereafter be able to supply such goods and merchandise to the Sublessee, and Sublessor will supply all of Sublessee's requirements at such prices and on such terms as are reasonably comparable to those offered by Sublessor to other purchasers from Sublessor carrying on businesses similar to that of the Sublessee in the County of Shasta, State of California. If, at any time, the Sublessees contend that Sublessor is not able to supply particular goods or merchandise customarily stocked by retail supermarkets in the County of Shasta, State of California, or that terms offered by Sublessor are not reasonably comparable to those offered by Sublessor to other purchasers described above, the Sublessee shall so advise Sublessor in writing, specifying such contention with particularity. If, within 30 days after receipt of such notice, Sublessor does not offer to supply goods or merchandise so specified or does not advise Sublessee that the terms and conditions offered are reasonably comparable to those offered to such other purchasers, Sublessee shall be free to secure such specified goods and merchandise from any source which it desires. If Sublessor demonstrates that it is offering reasonably comparable terms, and Sublessee nonetheless purchases from another source, such purchase or purchases shall not be an exception from the 58% requirement specified above. If the above percentage requirements are not complied with, it shall constitute a default hereunder. In the event of a breach of this purchase covenant, Sublessor may terminate this sublease and, in addition to the remedies hereinafter offered Sublessor, Sublessee agrees to pay Sublessor, as liquidated damages, and not as a penalty or forfeiture, a sum computed as follows:

                       1. The average weekly purchases from the date of the agreement to the date of the breach shall be determined;

                       2. The average weekly purchases so determined shall then be multiplied by the number of weeks from the date of the breach to the end of the term of the purchase agreement; and


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                       3. The computed sum shall be  multiplied  by two and one-
quarter percent (2 1/4%) to determine the liquidated damages due and owing Sublessor by reason of Sublessee's default. Said sum shall become immediately due and owing within 15 days from the date of written notice of the liquidated damages.

                  (C) Sublessee covenants that as long as this Sublease remains in effect, and for the additional period of six (6) months thereafter, Sublessee shall not directly or indirectly sell or permit the sale of the store and the owners of Sublessee shall not directly or indirectly sell controlling interests (whether in one or a series of related transactions) without first offering to sell said store or controlling interest, as the case may be, to Sublessor upon the same terms and conditions as the Sublessee or their owners, as the case may be, are prepared to accept from a third party. Prior to such sale by the Sublessee or their owners, the Sublessee shall first notify Sublessor of the desire to sell the store or controlling interest and of all the terms and conditions of such sale and shall provide to Sublessor all documents, instruments, agreements, offers, acceptances, appraisals, inventories, equipment lists, leases, financial statements and such other material and information as Sublessor may reasonably request to aid in its decision to exercise or decline its right to purchase as hereinafter provided. Within 30 days following receipt of such notice of desire to sell and all materials and information reasonably requested by Sublessor, Sublessor shall advise Sublessee whether Sublessor elects to purchase or declines to purchase the store or such controlling interest upon the offered terms and conditions. If Sublessor shall elect to purchase, Sublessor shall purchase and the Sublessee or their owners shall sell, such retail grocery business or such controlling interest, as the case may be, all on the terms set forth in the offer. If Sublessor declines the purchase, the Sublessee or their owners shall be free to sell the store or controlling interest, as the case may be, upon (and only upon) the terms and conditions offered as aforesaid to Sublessor; provided that such sale is consummated within one hundred twenty (120) days following the date Sublessor declined the purchase, and if such sale is not consummated in accordance with the offered terms and conditions with said one hundred twenty (120) day period, the provisions of this paragraph shall apply again and no subsequent sale of any portion of the offered store or controlling interest may be effected without again offering the same to Sublessor as provided herein. Sublessor may waive its rights under this section provided such waiver is in writing. The foregoing provisions shall not apply to transfers of assets or interests by sale, gift or as a result of death to the lawful heirs at law of Sublessee or any shareholder or heir at law of any shareholder, or transfers of assets to a corporation or partnership or transfers of a controlling interest to a trust as long as such corporation, partnership or trust is controlled by the transferor; provided such transferee agrees that it holds such assets or controlling interest subject to the restrictions contained in this paragraph.

                  (D) Sublessee represents and warrants there are no brokers, finders or other persons entitled to any fee, commission or other compensation in connection with this Sublease, and agree to hold Sublessor harmless from any claims for such fees, commissions and/or compensation.


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                  (E) Sublessee hereby represents and warrants to Sublessor that the financial statements, appraisals and other documents submitted to Sublessor in connection herewith or pursuant hereto are and shall be true, correct, complete and accurate in every respect and said financial statements fairly and accurately present the assets, liabilities, financial condition and results of operations reflected herein.

         (6) SECURITY AGREEMENT.

                  6.1 GRANT, COLLATERAL AND OBLIGATIONS. Sublessee and Sublessor agree that this Sublease shall constitute a security agreement within the meaning of the California Uniform Commercial Code (hereinafter referred to as the "Code") with respect to:

                  (A) required cash deposits (as defined in the Bylaws of Sublessor) presently or hereafter held by or deposited with Sublessor by Sublessee;

                  (B)  any  and  all   patronage   rebates   and  rebate   notes
representing patronage rebates (as defined in the Bylaws of Sublessor) earned or hereafter earned by reason of patronage of Sublessor by Sublessee;

                  (C) subject to liens securing purchase money financing therefor as described in Exhibit "B," all trade, store and other fixtures and all leasehold improvements and all equipment and other personal property of Sublessees used or useful in the operation of the store in or on the premises, whether now owned or hereafter acquired including, without limitation, the property described in Exhibit "C," attached hereto, if any; and

                  (D) all replacements of substitutions for, and additions to the foregoing, and the proceeds thereof (all of said personal property and the replacements, substitutions and additions thereto and the proceeds thereof being sometimes hereinafter collectively referred to as the "Collateral"), and that a security interest in and to the Collateral is hereby granted to the Sublessor, and the Collateral and all of the Sublessees' right, title and interest therein are hereby assigned to the Sublessor, all to secure all presently existing or hereafter incurred direct, indirect, absolute or contingent indebtedness, liabilities and other obligations of Sublessees to Sublessor (referred to as "the Obligations" herein) including, but not limited to, the payment of all rent and other sums and the performance of all other obligations of Sublessee under this Sublease, all renewals and extensions thereof, the price of goods, services and merchandise purchased by Sublessee from Sublessor from time to time, and all costs of collection, legal expenses and attorneys' fees paid or incurred by Sublessor in enforcing any rights in respect to the Obligations or in connection with assembling, collecting, selling or otherwise dealing with or realizing upon the Collateral.

                  6.2 SECURITY AGREEMENT WARRANTIES. In addition to and without limiting the force or effect of any other covenants, representations and warranties of Sublessee contained in this Sublease, Sublessee hereby covenant, represent and warrant to and with Sublessor as follows:


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                  (A) Sublessee is the owner of the Collateral free and clear of liens, security interests and encumbrances of every kind and description, except liens, security interests and encumbrances securing indebtedness to Sublessor and liens described on Exhibit "B," hereto to which Secured Party has consented ("Permitted Liens").

                  (B) Sublessee will not sell, dispose of, encumber or permit any other security interest, lien or encumbrance to attach to the Collateral except the security interest of Sublessor and the Permitted Liens and except in the ordinary course of business so long as any security interests are subordinate to the security interest of sublessor.

                  (C) All tangible Collateral shall be kept at Sublessees' place(s) of business located on the premises, and Sublessee shall not permit the same to be removed therefrom without the prior written consent of Sublessor.

                  (D) Sublessee shall keep the tangible Collateral at all times insured against risks of loss or damage by fire (including so-called extended coverage), theft and such other casualties as Sublessor may reasonably require, all in such amounts, under such forms of policies, upon such terms, for such periods and written by such companies or underwriters as Sublessor may approve. All such policies of insurance shall name Sublessor as loss payee thereon as its interest may appear and shall provide for at least 30 days' prior written notice of modification or cancellation to Sublessor. Sublessee shall furnish Sublessor with certificates of such insurance or other evidence satisfactory to Sublessor as to compliance with the provisions of this paragraph. Sublessor may act as attorney-in-fact for Sublessee in making, adjusting and settling claims under and canceling such insurance and endorsing Sublessees' name on any drafts drawn by insurers of the Collateral.

                  (E) Sublessee will keep the Collateral in good order and repair, shall not waste or destroy the Collateral or any part thereof, and shall not use the Collateral in violation of any statute, ordinance or policy of insurance thereon. Sublessor may examine and inspect the Collateral at any reasonable time or times, wherever located.

                  (F) Sublessee will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon this Sublease or upon any instruments evidencing the obligations.

                  (G) Sublessee will pay promptly when due all indebtedness secured by any lien or other security interest in the Collateral, whether superior or junior to the security interest established hereby.

                  6.3 ADDITIONAL REMEDIES. Upon any default hereunder and at any time thereafter (such default not having previously been cured) , Sublessor at its option may declare all Obligations immediately due and payable and shall have the remedies of a secured party under the Uniform Commercial Code of California (the "Code") , including without limitation the right to take immediate and exclusive possession of the Collateral.


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                  6.4 FINANCING STATEMENTS. Sublessee will at their own cost and expense, upon demand, furnish to Sublessor such financing statements and other documents in form satisfactory to Sublessor and will do all such acts and things as Sublessor may at any time or from time to time request or as may be necessary or appropriate to establish and maintain a perfected security interest in the Collateral.

                  6.5 ATTORNEYS' FEES. In the event of the institution of any suit or action to terminate this Sublease, or to enforce the terms or provisions hereto, Sublessee shall and do hereby agree to pay, in addition to the costs and disbursements provided by statute, reasonable attorneys' fees in such proceedings or on any appeal from any judgment or decree entered therein.

         (7)  DEFAULT.  The  following  shall  constitute  a default  under this
Sublease:

                  7.1 Any failure by Sublessee to pay, when due, rent or any other amount due under the Lease or to perform any other obligation of Sublessor under the Lease or any other default under the Lease which continues for up to one-half of the cure period as defined in the lease, provided with respect thereto in the Lease;

                  7.2 Any failure by Sublessee to pay when due rent or any other amount due under this Sublease or to perform when due any other obligation of Sublessees hereunder;

                  7.3 If any warranty, representation or statement made or furnished to Sublessor by or on behalf of the Sublessee is false in any material respect when made or furnished;

                  7.4 Any failure by Sublessee to pay when due and/or satisfy any other present or hereinafter incurred indebtedness or obligation of Sublessee to Sublessor, including but not limited to those arising from Sublessees' purchases of goods and services from Sublessor any other loans or leases Sublessee may have or enter into with Sublessor, and Sublessees' obligations under the Bylaws of Sublessor and its application for membership in Sublessor;

                  7.5 If Sublessee vacate or abandon the premises or allow the premises to remain vacant or unoccupied;

                  7.6 If Sublessee make an assignment for the benefit of creditors, or if, with or without Sublessees' acquiescence, a petition in bankruptcy is filed against Sublessee, or Sublessee is adjudicated a bankrupt or insolvent, or a trustee, receiver or liquidator is appointed for all or part of Sublessees' assets, or a petition or answer is filed by or against Sublessees seeking or acquiescing in any reorganization, liquidation or similar relief under any federal, state or local law relating to bankruptcy, insolvency or other relief for debtors; and


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                  7.7 If  Sublessee  sell  or  otherwise  dispose  of all or any substantial portion of the assets of Sublessee located at or associated with the store, other than inventory sold at retail in the ordinary course of business.

         (8) REMEDIES. In the event of any default under this Sublease:

                  8.1 Sublessor shall have the right, at its election then or at any time thereafter, upon notice to Sublessee, to terminate this Sublease or to terminate Sublessees' rights of possession in the premises without terminating this Sublease;

                  8.2 Sublessor shall have the immediate right, whether or not the Sublease shall have been terminated pursuant to paragraph 8.1, to re-enter and repossess the premises or any part thereof by force, summary proceedings, ejectment or any other legal or equitable process, all without any liability on Sublessor's part for such entry, repossession or removal;

                  8.3 Sublessor may (but shall be under no obligation to), whether or not this Sublease shall have been terminated pursuant to paragraph 8.1, resublet the premises, or any part thereof, in the name of Sublessee, Sublessor or otherwise, without notice to Sublessee, for such term or terms and for such uses as Sublessor, in its absolute discretion, may determine and may collect and receive rents payable by reason of such resubletting (without any liability for any failure to collect such rents);

                  8.4 Sublessor may (but shall be under no obligation to) procure any insurance, pay any rentals, taxes or liens, make any repairs, pay any sums required to be paid, and to do and perform such other acts as may be required of Sublessee hereunder, and any payments so made shall bear interest at the rate of 12 percent per annum from the time of such payment until repaid; and

                  8.5 Sublessor may exercise any and all other rights and remedies afforded to the prime Lessor upon default under the Lease and any and all other rights and remedies Sublessor may have as provided herein, pursuant to the laws of the State of California. In addition to the other remedies provided above, Sublessor shall be entitled to current damages and final damages as provided in paragraph (9) below, and, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions of this Sublease, or to a decree compelling performance of this Sublease.

                  8.6  No   expiration   or   termination   of  this   Sublease,
repossession of the premises or any part thereof, or resubletting of the premises or any part thereof, whether pursuant to the above paragraph or by operation of law or otherwise, shall relieve Sublessee of its liabilities and obligations under this Sublease, all of which shall survive such expiration, termination, repossession or resubletting.


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         (9) DAMAGES.

                  9.1 CURRENT DAMAGES. In the event of any expiration or termination of this Sublease or repossession of the premises or any part thereof by reason of the occurrence of an event of default, Sublessee will pay to Sublessor the rent and other sums required to be paid by Sublessee for the period to and including the date of such expiration, termination or repossession; and, thereafter, until the end of what would have been the term in the absence of such expiration, termination or repossession, and whether or not the premises or any part thereof shall have been resublet, Sublessee shall be liable to Sublessor for, and shall pay to Sublessor, as liquidated and agreed current damages the rent and other sums which would be payable under this Sublease by Sublessee in the absence of such expiration, termination or repossession, less the net proceeds, if any, of any resubletting effected for the account of Sublessee, after deducting from such proceeds all of Sublessor's expenses reasonably incurred in connection with such resubletting (including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorney's fees, employee expenses, alteration costs and expenses of preparation for such resubletting). Sublessee will pay such current damages on the days on which rent would have been payable under this Sublease in the absence of such expiration, termination or repossession, and Sublessor shall be entitled to recover the same from Sublessee on each such day.

                  9.2 FINAL DAMAGES. At any time after any such expiration or termination of this Sublease or repossession of the premises or any part thereof by reason of the occurrence of an event of default, whether or not Sublessor shall have collected any current damages pursuant to paragraph 9.1, Sublessor shall be entitled to recover from Sublessee, and Sublessee will pay to Sublessor on demand, as and for liquidated and agreed final damages for Sublessees' default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of (a) the rent and other sums which would be payable under this Sublease from the date of such demand (or, if it be earlier, the date to which Sublessee shall have satisfied in full their obligations under paragraph 9.1 to pay current damages) for what would be the then unexpired term in the absence of such expiration, termination or repossession, discounted to present value at an assumed interest rate of seven percent (7%) per annum, over (b) the then net rental value of the premises discounted to present value at an assumed interest rate of seven percent (7%) per annum for the same period. Rental value shall be established by reference to the terms and conditions upon which Sublessor resublets the premises if such resubletting is accomplished within a reasonable period of time after such expiration, termination or repossession, and otherwise established on the basis of Sublessor's estimates and assumptions of fact regarding market and other relevant circumstances, which shall govern unless shown to be erroneous. If any statute or rule of law shall validly limit the amount of such liquidated final damages to less than the amount above agreed upon, Sublessor shall be entitled to the maximum amount allowable under such statute or rule of law.

         (10) RIGHTS CUMULATIVE, NONWAIVER. No right or remedy herein conferred upon or reserved to Sublessor is intended to be exclusive of any other right or remedy, and each


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and every  right and remedy  shall be  cumulative  and in  addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. The failure of Sublessor to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Sublease shall not be construed as a waiver or relinquishment thereof for the future. No waiver by Sublessor of any provision of this Sublease shall be deemed to have been made whether due in the receipt of rent or otherwise, unless expressed in writing and signed by Sublessor.

         (11) NOTICES. Any notice or demand required or permitted to be given under this Sublease shall be deemed to have been properly given when, and only when, the same is in writing and has been deposited in the United States Mail, with postage prepaid, to be forwarded by registered or certified mail and addressed to the party to be notified at the address appearing below its signature. Such addresses may be changed from time to time by serving of notice as above provided.

         (12) RIGHT OF REFUSAL. If, during the term of this sublease, or any extension hereof, Sublessee or any successor to Sublessee shall receive a bona fide offer to purchase the business being operated under this sublease, i.e., goodwill, fixtures and/or equipment and inventory or the property of which the premises are a part, which offer is acceptable to Sublessee, Sublessor shall have the right to purchase the business (or the property) upon the same terms and conditions. Sublessee agrees to immediately, upon receipt of such offer, to give Sublessor written notice of the terms and conditions thereof, and the Sublessor shall have the right, for thirty (30) days after receipt of such notice, to exercise its option to purchase under the identical terms and conditions of such offer. Sublessor's exercise of its option shall be given in writing, within said thirty (30) day period.


IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease.



Al Mancasola's Grocery Markets, Inc.             United Grocers, Inc.,
 (a California corporation)                       (an Oregon corporation)

By /s/ Ron Mancasola                             By /s/ Alan Jones
  Its President                                    Alan Jones, Its President

Date:     4/29/96                                Date:      5/13/96

         (Sublessee)                                        (Sublessor)


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